GANNETT CO., INC.
                           DEFERRED COMPENSATION PLAN

               Amendment No. 5 to the January 1, 1997 Restatement

        Pursuant to Section 3.5 of the Plan, the Committee hereby amends the Plan, effective December 1, 2000:

        1. The following Section 1.2 is hereby added following Section
1.1 of the Plan:

        1.2 Certain Definitions

        This Plan shall apply to compensation earned under the 1978 Long-Term Incentive Plan, the 2001 Omnibus Incentive Compensation Plan, and successor plans. The term "SIRs" used in this Plan also includes restricted stock awards issued under any such plan. The phrases "Committee" or "Deferred Compensation Committee" used in this Plan mean the Benefit Plans Committee.

        2. The last sentence of Section 2.3 is hereby deleted in its entirety.

        3. Section 3.3 is hereby deleted in its entirety and replaced with the following:

        3.3 Business Days

        In the event any date specified herein falls on a Saturday, Sunday, or legal holiday, such date shall be deemed to refer to the next business day thereafter or such other date as may be determined by the Committee in the reasonable exercise of its discretion.

        4. Section 3.4 is hereby deleted in its entirety and replaced with the following:

        3.4 Administration

        This Plan shall be administered by the Committee, which shall consist of employees of the Company appointed by the Chief Executive Officer. The Committee has sole discretion to interpret the Plan and to determine all questions arising in the administration, interpretation, and application of the Plan. The Committee's powers include the power, in its sole discretion and consistent with the terms of the Plan, to determine who is eligible to participate in this Plan, to determine the eligibility for and the amount of benefits payable under the Plan, to determine when and how amounts are allocated to a Participant's Deferred Compensation Account, to establish rules for determining when and how elections can be made, to adopt any rules relating to administering the Plan and to take any other action it deems appropriate to administer the Plan. The Committee may delegate its authority hereunder to one or more persons. Whenever the value of a Deferred Compensation Account is to be determined under this Plan as of a particular date, the Committee may determine such value using any method that is reasonable, in its discretion. Whenever payments are to be made under this Plan, such payments shall begin within a reasonable period of time, as determined by the Committee, and no interest shall be paid on such amounts for any reasonable delay in making the payments.

        5. Section 3.7(b) is hereby amended by replacing "may" with "shall" in the first sentence and the following is added at the end of such
Section:

        "Notwithstanding any provision in the Plan to the contrary, following a change of control, any act, determination or decision of the Company, Committee or independent fiduciary, as applicable, with regard to the administration, interpretation and application of the Plan must be reasonable, as viewed from the perspective of an unrelated party and with no deference paid to the actual act, determination or decision of the Company, Committee or independent fiduciary. Furthermore, following a change in control, any decision by the Company, Committee, or independent fiduciary, as applicable, shall not be final and binding on a Participant. Instead, following a change in control, if a Participant disputes a decision of the Company, Committee or independent fiduciary relating to the Plan and pursues legal action, the court shall review the decision under a "de novo" standard of review."

        6. The following Section 3.8 is hereby added following Section
3.7 of the Plan:

        3.8 Claims

        The Committee shall maintain a procedure under which any Participant (hereinafter called "claimant") whose claim for benefits under the Plan has been denied will receive written notice which clearly sets forth the specific reason or reasons for such denial, the specific plan provision or provisions on which the denial is based, any additional information necessary for the claimant to perfect the claim, if possible, and an explanation of why such additional information is needed, and any explanation of the Plan's claims review procedure. Such procedure shall allow a claimant 60 days after receipt of the written notice of denial to request a review of such denied claim, and the Committee shall make its decision based on such review within 60 days (120 days if special circumstances require more time) of its receipt of the request for review. The decision on review shall be in writing and shall clearly describe the reasons for the Committee's decision. The decisions of the Committee shall be final and binding on the Participant.


        7. The following Article 4.0 is hereby added following Section
3.8 of the Plan.

        4.0 EMPLOYEES OF PARTICIPATING AFFILIATES.

        4.1 Eligibility of Employees of Affiliated Companies

        If the Committee allows it in any individual case, this Plan is also available to officers and employees of a corporation, partnership or other entity that is directly or indirectly controlled by the Company, provided that such officer or employee resides in the United States and is specifically designated as eligible by the Committee. An entity that is directly or indirectly controlled by the Company and employs an individual who is a Participant is hereinafter referred to as a "Participating Affiliate".

        4.2 Compensation from Participating Affiliates

        With respect to Participants who are employed by Participating Affiliates, "Compensation" as used in this Plan shall include all or part of their salary, bonus and/or shares of Gannett common stock issued pursuant to "SIRs", ordinary income that arises upon the exercise of a stock option as more fully described in Section 2.12, and such other forms of taxable income derived from the performance of services for the Company or any Participating Affiliate (as defined in Section 4.1) as may be designated by the Committee and which may be deferred pursuant to such special terms and conditions as the Committee may establish.

        4.3 Rights Subject to Creditors

        The right of any Participant who is employed by a Participating Affiliate to receive future payments under the provisions of the Plan shall be a contractual obligation of the Company and the Participating Affiliate at the time the Participant elects to defer compensation. Such a Participant's right to receive future payments is subject to the claims of the creditors of the Company and the Participating Affiliates in the event of the Company's or any Participating Affiliate's insolvency or bankruptcy as provided in the trust agreement. Plan assets may, in the Committee's discretion, be placed in a trust but will nevertheless continue to be subject to the claims of the Company's and the Participating Affiliates' creditors in the event of the Company's or any Participating Affiliate's insolvency or bankruptcy as provided in the trust agreement. In any event, the Plan is intended to be unfunded under Title I of ERISA. If the Committee so permits, Participating Affiliates may also contribute assets to the Rabbi Trust in connection with their Plan obligations under this Article. If, at the election of the Committee, such contributions are not separately accounted for through subtrusts, segregated accounts, or similar arrangements, Plan assets held by the Rabbi Trust will be subject to the claims of the Participating Affiliates' creditors in the event of any Participating Affiliate's insolvency or bankruptcy as provided in the trust agreement.

        4.4 Certain Distributions

        Notwithstanding any Payment Commencement Date or Method of Payment selected by a Participant employed by a Participating Affiliate, if such a Participant ceases to be employed by the Company or a Participating Affiliate other than (i) at or after early or normal retirement pursuant to a retirement plan of the Company, (ii) by reason of the Participant's death, or (iii) by reason of the Participant's total disability the Committee, in its sole discretion, shall determine whether to distribute such Participant's benefits in the form of five annual installment payments, or as a lump sum. In either case, such payment shall begin within a reasonable period of time following the termination of employment.

        4.5 Assignability

        The benefits payable under this Plan to an employee of a Participating Affiliate shall not revert to the Company or Participating Affiliate or be subject to the Company's or Participating Affiliate's creditors prior to the Company's or Participating Affiliate's insolvency or bankruptcy, nor, except pursuant to will or the laws of descent and distribution, shall they be subject in any way to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind by the Participant, the Participant's beneficiary or the creditors of either, including such liability as may arise from the Participant's bankruptcy.

        IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by its duly authorized officer as of July 24, 2001.

                                        GANNETT CO., INC.


                                        /s/ Richard L. Clapp
                                        _____________________________________
                                        By: Richard L. Clapp
                                        Senior Vice President
                                        Human Resources